Exhibit 4.3
AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT
     THIS AMENDMENT (this “Amendment”) is made as of September 1, 2006 to the Registration Rights Agreement, dated September 30, 2003, between the Company, the Investors and the Stockholders, (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.
     WHEREAS, pursuant to Section 9 of the Registration Rights Agreement, Section 4 of the Registration Rights Agreement may be amended only by a written instrument signed by the Company, Investors holding a Majority Interest, and Stockholders holding a majority interest in the Registrable Securities held by Stockholders; and
     WHEREAS, the undersigned Investors hold a Majority Interest and the undersigned Stockholders hold a majority interest in the Registrable Securities held by Stockholders.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:
1.	Section 4 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“PIGGYBACK REGISTRATION. If at any time or times, the Company shall propose to register any of its Common Stock or securities convertible into or exchangeable or exercisable for any of its Common Stock under the Securities Act for sale to the public (whether in connection with a public offering of securities by the Company (a “primary offering”), a public offering of securities by shareholders (a “secondary offering”), or both, including pursuant to a demand under Section 2 hereof, as provided therein, and except (i) with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, and (ii) in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company shall promptly give written notice at the applicable address of record to each Investor and each Stockholder then holding Registrable Securities of its intention to do so. Upon the written request of any of such Investors or Stockholders, given within seven (7) days after receipt by such Investors or Stockholders of such notice, the Company shall, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting Investors and/or Stockholders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such Investors and/or Stockholders holding shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement, (iii) third, in a registration requested pursuant to Section 2, all Registrable Securities other than those held by the initiating Investor or Investors, (iv) fourth, the Registrable Securities sought to be included by the Stockholders and (v) fifth, the Registrable Securities sought to be included by the Investors; provided, however, that so long as the Investors, upon the sale of the Registrable Securities held by the Investors included in such offering, would receive net proceeds (after underwriting commissions and discounts) that, when added together with the net proceeds received by the Investors pursuant to all other sales of Registrable Securities under this Section 4 or Sections 2 and 3 below (including proceeds received in connection with the redemption by the Company of the Investors’ shares of Redeemable Preferred Stock), would equal or exceed $65,000,000, the securities held by each Person described in clauses (iv) and (v) above sought to be included in such registration statement in connection with such underwritten public offering shall be excluded on a pro rata basis (based upon the aggregate holdings of securities of the holders thereof requesting inclusion of such Registrable Securities in such registration statement) holders thereof requesting registration, as determined on a pro rata basis in accordance with their holdings.”

2.	Except as set forth in this Amendment, all terms and provision of the Registration Rights Agreement shall remain in full force and effect in accordance with the terms thereof.

3.	This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

THE COMPANY:

EAGLE TEST SYSTEMS, INC.

By:	/s/ Leonard Foxman

Name:Leonard Foxman
Title: President

STOCKHOLDERS:

LEONARD FOXMAN

By:	/s/ Leonard Foxman

Leonard Foxman

FOXMAN FAMILY, LLC

By:	/s/ Leonard Foxman

Leonard Foxman, Manager

EAGLE TEST SYSTEMS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Leonard Foxman

Leonard Foxman, not in his individual capacity or in his capacity as shareholder, director or officer of the Corporation, but solely as trustee of the Eagle Test Systems Employee Stock Ownership Plan
[Signature Page to Amendment No. 1 to Registration Rights Agreement]

INVESTORS:

TA IX L.P.

By: TA Associates IX LLC, its General Partner

By: TA Associates, Inc., its Manager

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director

TA/ATLANTIC AND PACIFIC IV L.P.

By: TA Associates AP IV L.P., its General Partner

By: TA Associates, Inc., its General Partner

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director

TA STRATEGIC PARTNERS FUND A L.P.

By: TA Associates SPF L.P., its General Partner

By: TA Associates, Inc., its General Partner

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director

TA STRATEGIC PARTNERS FUND B L.P.

By: TA Associates SPF L.P., its General Partner

By: TA Associates, Inc., its General Partner

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director
[Signature Page to Amendment No. 1 to Registration Rights Agreement]

TA INVESTORS LLC

By: TA Associates, Inc., its Manager

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director

TA SUBORDINATED DEBT FUND, L.P.

By: TA Associates SDF LLC, its General Partner

By: TA Associates, Inc., its Manager

By:	/s/ Michael C. Child

Name: Michael C. Child
Title: Managing Director
[Signature Page to Amendment No. 1 to Registration Rights Agreement]